              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-74487 and 333-92065.


                                                             /s/ ARTHUR ANDERSEN

LLP

   Denver, Colorado
   Date TBD